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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2006 relating to the consolidated financial statements of Republic Airways Holdings Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Note 1 to the consolidated financial statements that (i) the accompanying consolidated financial statements give retroactive effect to the merger of Republic Airways Holdings Inc. and Shuttle America Corporation on May 6, 2005, which was accounted for in a manner similar to a pooling of interests and (ii) substantially all revenues are derived from code-share agreements with US Airways, Inc., Delta Air Lines, Inc., AMR Corp., the parent of American Airlines, Inc. and United Air Lines, Inc.), appearing in the Annual Report on Form 10-K of Republic Airways Holdings Inc. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
July 24, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM